Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

ADEPTUS HEALTH INC.

A Delaware Corporation

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.                                           Date and Time of Annual Meetings.  An annual meeting of the stockholders of Adeptus Health Inc. (the “Corporation”) shall be held each year at such time and date as the Board of Directors shall determine for the purpose of electing Directors and conducting such other proper business as may come before the meeting.

Section 2.                                           Notice of Stockholder Business and Nominations.

(A)                               Annual Meetings of Stockholders.  (1)  Subject to the provisions of Article II of these by-laws, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.

(2)                                 For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that there was no annual meeting in the preceding year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination or proposed business, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage in voting power of the Corporation’s outstanding voting stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The foregoing notice requirements of this Section 2 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

(3)                                 Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)                               Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Subject to the provisions of Article II of these by-laws, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.  Subject to the provisions of Article II of these by-laws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)                               General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2 or Article II of these by-laws shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.  Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2 or Article II (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(iv) of this Section 2) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of this Section 2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                                 Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.  Nothing in this Section 2 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, (b) of the holders of any series of preferred stock of the Corporation to elect Directors pursuant to any applicable provisions of the certificate of incorporation of the Corporation, as amended (the “Charter”) or (c) of stockholders to designate Directors pursuant to the Stockholders’ Agreement, entered into on or around the date of the closing of the initial public offering of the Corporation’s Class A shares, among the Corporation and the Class A Stockholders and Class B Stockholders named therein as the same may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with its terms (the “Stockholders’ Agreement”).

Section 3.                                           Date and Time of Special Meetings.  Special meetings of stockholders may be called only by a majority of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer for any purpose.  The meetings may be held at such time as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

Section 4.                                           Place of Meetings.  The Chief Executive Officer or the Board of Directors may designate any place, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors (as permitted above).  If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 5.                                           Notice.  Whenever stockholders are required or permitted to take action at a meeting, written notice (which can be electronic) stating the place, if any, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting.  Unless otherwise provided by law, the Charter or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears in the records of the Corporation.

Section 6.                                           Fixing a Record Date for Stockholder Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.                                           Stockholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list of stockholders shall also be open to examination at the meeting as required by applicable law.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 7 or to vote in person or by proxy at any meeting of stockholders.

Section 8.                                           Quorum.  The holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Charter or these by-laws.  If a quorum is not present, the holders of a majority of the voting power of the outstanding shares of capital stock present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place in the manner provided by Section 9 of this Article until a quorum shall be so present or represented.

Section 9.                                           Adjourned Meetings.  Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at some other place.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.                                    Vote Required.  The Directors shall be elected by a plurality of the votes cast.  In all other matters, when a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Charter or these by-laws or the rules or regulations of any stock exchange applicable to the Corporation a different vote is required, in which case such express provision shall govern and control the decision of such question.  Voting at meetings of stockholders need not be by written ballot.

Section 11.                                    Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 12.                                    Organization.  Meetings of the stockholders shall be presided over by the Chairman of the board, if any, or in the absence of the Chairman of the board by the vice Chairman of the board, if any, or in the absence of the vice Chairman of the board by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors.  The Secretary, or in the absence of the Secretary, an Assistant Secretary shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the Chairman of the meeting may appoint any person to act as the Secretary of the meeting.

Section 13.                                    Inspectors of Election.  The Corporation shall, if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for directorship at an election may serve as an inspector at such election.

Section 14.                                    Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders or the Secretary shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such presiding person or the Secretary, if applicable, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting or the Secretary, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders or the Secretary, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding person or the Secretary, as applicable, should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors, the person presiding over the meeting or the Secretary, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

DIRECTORS

Section 1.                                           General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law or in the Charter.

Section 2.                                           Number, Election and Term of Office.  (A)  The number of Directors as of the date of these by-laws shall initially be eight (8) and shall thereafter be established from time to time by resolution of the board by a majority of the Board of Directors.

(B)                               Except as otherwise provided herein, (i) the Directors shall be elected at the annual meeting of the stockholders and (ii) each Director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal and Resignation.  Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the majority in voting power of the outstanding shares then entitled to vote at an election of Directors.  Any Director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 4.                                           Vacancies.  Unless otherwise provided in the Charter or these by-laws, in each case taking into account the obligations of the Corporation under the Stockholders’ Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

Section 5.                                           Meetings and Notice.  (A) Any regular meeting of the Board of Directors may be held at the principal place of business of the Corporation or at any other place as is reasonably convenient to the members of the Board of Directors and as shall be specified or fixed in the notices or waivers of notice thereof.  Special meetings of the Board of Directors may be called by the Chairman of the board or any two Directors at such place, date and time as the chairman may determine.

(B)                               Except as otherwise required by law or provided in these by-laws, (i) written notice of any regular meeting of the Board of Directors stating the place, date and time of the meeting shall be given to each Director not less than five (5) nor more than sixty (60) days before the meeting date and (ii) written notice of any special meeting of the Board of Directors stating the place, date, time and purpose of the meeting shall be given to each Director not less than forty-eight (48) hours before the meeting date.  Notice of any meeting of the Board of Directors may be given in person or by telephone, or sent by overnight courier, facsimile or other means of electronic transmission (including electronic mail) to each Director’s primary business or home.

(C)                               Any Director, either before or after any meeting of the Board of Directors, may waive in writing notice of the meeting, and such waiver shall be deemed the equivalent of the Corporation having given notice.  Attendance at a meeting by a Director shall constitute a waiver of notice, except when the Director attends a meeting for the express purpose of objecting and objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.                                           Quorum, Required Vote and Adjournment.  At all meetings of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business.  The vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Charter or these by-laws shall require a vote of a greater number.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.                                           Committees.  Subject to the rules and regulations of any stock exchange applicable to the Corporation, the Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which to the extent provided in such resolution or these by-laws, and subject to applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.  The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 8.                                           Committee Rules.  Each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by the Board of Directors and subject to the rules and regulations of the Exchange.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 7 of this Article II, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article.

Section 9.                                           Communications Equipment.  Unless otherwise restricted by the Charter or these by-laws, members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting as provided in this Section shall constitute presence in person at the meeting.

Section 10.                                    Action by Written Consent.  Unless otherwise restricted by the Charter or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

Section 11.                                    Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the board, if any, or in the absence of the Chairman of the board by the vice Chairman of the board, if any, or in the absence of the vice Chairman of the board by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman chosen at the meeting.  The Secretary, or in the absence of the Secretary, an Assistant Secretary shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the Chairman of the meeting may appoint any person to act as the Secretary of the meeting.

Section 12.                                    Compensation.  Unless otherwise restricted by the Charter or these by-laws, the Board of Directors shall have the authority to fix the compensation of Directors with the majority of Directors present at the meeting subject to quorum requirements.

ARTICLE III

OFFICERS

Section 1.                                           Number.  The officers of the Corporation shall be appointed by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Secretary and any number of Assistant Secretaries and such other officers and assistant officers as may be deemed necessary or desirable.  The Board of Directors may delegate to any elected officer of the Corporation the power to appoint and remove the officers of the Corporation and to prescribe their respective terms of office, authorities and duties.  Any number of offices may be held by the same person unless the Charter or these by-laws otherwise provide.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the office of Chief Executive Officer shall be filled as expeditiously as possible.

Section 2.                                           Election and Term of Office.  The officers of the Corporation shall be appointed annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be.  New offices may be created and filled at any meeting of the Board of Directors.  Unless otherwise provided in the resolution of the Board of Directors appointing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.                                           Removal; Resignation.  Any officer appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the appointment of an officer shall not of itself create contractual rights.  Any officer may resign at any time upon written notice to the Board of Directors or to the President, the Chief Executive Officer or the Secretary of the Corporation.  Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 4.                                           Vacancies.  Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors then in office at any annual, regular or special meeting.

Section 5.                                           Compensation.  Compensation of all officers shall be fixed by or under the direction of the Board of Directors (subject to any employment agreement that may then be in effect between the Corporation and the relevant officer), and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also Director of the Corporation.

Section 6.                                           Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers.  He or she shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be provided in these by-laws.  The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his powers to any other officer or employee and the authority to appoint Vice Presidents of the Corporation.

Section 7.                                           President.  The President of the Corporation shall, subject to the provisions of these by-laws and the control of the Board of Directors and the Chief Executive Officer, have general and active management, direction, and supervision over the business of the Corporation and over its officers.  He or she shall perform all duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer or as may be provided in these by-laws.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or Chief Executive Officer to some other officer or agent of the Corporation.  The President shall report directly to the Chief Executive Officer and shall have the right to delegate any of his powers to any other officer or employee and the authority to appoint Vice Presidents of the Corporation.

Section 8.                                           Chief Financial Officer.  The Chief Financial Officer shall be responsible for the financial affairs of the Corporation.  If the Chief Financial Officer is not also the Treasurer of the Corporation, he or she shall be responsible for the supervision of the Treasurer.  He or she shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him by the Board of Directors or Chief Executive Officer or as may be provided in these by-laws.

Section 9.                                           Vice Presidents.  Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board of Directors, the President or the Chief Executive Officer.  There shall be no duties that are incident to the office of Vice President, other than those which are specifically assigned by the Board of Directors, the President or the Chief Executive Officer.  A Vice President may not sign or countersign certificates, contracts, agreements and other documents and instruments in the name and on behalf of the Corporation, unless and except to the extent that the Board of Directors, Chief Executive Officer or President assigns such responsibility to such officer.

Section 10.                                    The Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the Treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer or as may be provided by law.

Section 11.                                    The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the supervision of the Chief Executive Officer, the Secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or as may be provided by law or as these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation.  The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may, from time to time, prescribe.

Section 12.            Other Officers, Assistant Officers and Agents.  Officers and assistant officers, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors that is not inconsistent with these by-laws.

Section 13.            Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person whom it may select.

ARTICLE IV

STOCK

Section 1.              Form.  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the chairman or vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation.

Section 2.              Transfer of Shares.  Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books.

Section 3.              Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond or other form of indemnity sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.              Dividends.  Subject to the provisions of the Charter, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (a) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the General Corporation Law of the State of Delaware or (b) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Section 5.              Registered Stockholders.  The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered into the books of the Corporation.  Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may, to the fullest extent permitted by law, treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

ARTICLE V

INDEMNIFICATION

Section 1.              Indemnification.  To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who acted in good faith and in a manner reasonably believed to be in the Corporation’s best interests and who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal (if such person had no reason to believe such person’s conduct was unlawful), administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees and fees and costs of enforcing a right to indemnification under this Article V), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.  In the case of shareholder derivative actions, such indemnification as described in the preceding sentence only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where such person seeking indemnification has been found liable to the Corporation. Notwithstanding the preceding sentences, except as otherwise provided in Section 3 of this Article V hereof, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 2.              Advance of Expenses.  To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees and fees and costs of enforcing a right to indemnification under this Article V) incurred by any person described in Section 1 of this Article V in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article V or otherwise.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article V, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 3.              Unpaid Claims.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 1 of this Article V has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4.              Insurance.  To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 1 of this Article V against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V or otherwise.

Section 5.              Non-Exclusivity of Rights.  The provisions of this Article V shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.  The provisions of this Article V shall be deemed to be a contract between the Corporation and each director or officer (or legal representative thereof) who serves in such capacity at any time while this Article V and the relevant provisions of the law of the State of Delaware and other applicable law, if any, are in effect, and neither any alteration, amendment or repeal hereof, nor the adoption of any provision of these by-laws inconsistent with any provision of this Article V, shall affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  If any provision of this Article V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.  The rights of indemnification provided in this Article V shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, these by-laws or the Charter, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity.

For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or agent of the Corporation which imposes duties on, or involves services by, such director, officer or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 1 of Article V hereof.

ARTICLE VI

GENERAL PROVISIONS

Section 1.              Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of the following December.

Section 2.              Waiver of Notice.  Whenever notice is required to be given by law or under any provision of the Charter or these by-laws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute waiver of notice of such meeting except when such person attends for the express purpose of objecting and objects at the beginning of the meetings to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.              Corporate Seal.  The Board of Directors may provide a corporate seal which shall be in such form as may be approved from time to time by the Board of Directors.  In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

Section 4.              Section Headings.  Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 5.              Inconsistent Provisions.  In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Charter, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 6.              Books and Records.  The books and records of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

Section 7.              Checks, Notes, Proxies, Etc.  All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board of Directors or such officer or officers who may be delegated such authority.  Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board of Directors or the Chief Executive Officer, or by such officers as the Chairman of the Board of Directors or the Chief Executive Officer or the Board of Directors may from time to time determine.

ARTICLE VII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Corporation to the Corporation or the Corporation ‘s stockholders, (c) any action asserting a claim arising pursuant to any provision of the

General Corporation Law of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.

ARTICLE VIII

AMENDMENTS

Notwithstanding any other provision of these by-laws, any alteration, amendment or repeal of these by-laws, or the adoption of new by-laws, shall require the approval of the Board of Directors or the stockholders of the Corporation as provided in the Charter and applicable law.